Exhibit 10.5

PEREGRINE SYSTEMS, INC.

1994 STOCK OPTION PLAN

(as amended through July 8, 2002)(1)

1.                                       Purposes of the Plan.  The purposes of this Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants of the Company and its Subsidiaries and to promote the success of the Company’s business.  Options granted under the Plan may be incentive stock options (as defined under Section 422 of the Code) or non-statutory stock options, as determined by the Administrator at the time of grant of an option and subject to the applicable provisions of Section 422 of the Code, as amended, and the regulations promulgated thereunder.

2.                                       Definitions.  As used herein, the following definitions shall apply:

(a)                                  “Administrator” means the Board or any of its Committees appointed pursuant to Section 4 of the Plan.

(b)                                 “Applicable Laws’’ means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options are, or will be, granted under the Plan.

(c)                                  “Board” means the Board of Directors of the Company.

(d)                                 “Change of Control” means the occurrence of any of the following events:

(i)                                     Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii)                                  The consummation of a Sale of the Company’s Assets; or

(iii)                               The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining out-standing or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting

(1)                    Options granted prior to the amendment of the Plan in July, 2002 but on or after April 17, 2001 shall be made pursuant to the terms of the Plan then in effect and Options granted prior to April 17, 2001 shall be made pursuant to the terms of the Plan then in effect.

power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation; or

(iv)                              A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors.  “Incumbent Directors’’ shall mean directors who either (A) are directors of the Company as of the April 17,2001 or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with any transaction described in subsections (i), (ii), or (iii) above, or in connection with an actual or threatened proxy contest relating to the election of directors to the Company.

(e)                                  “Code” means the Internal Revenue Code of 1986, as amended.

(f)                                    “Committee” means a Committee appointed by the Board of Directors in accordance with Section 4 of the Plan.

(g)                                 “Common Stock” means the Common Stock of the Company.

(h)                                 “Company” means Peregrine Systems, Inc., a Delaware corporation.

(i)                                     “Consultant” means any person, including an advisor, who is engaged by the Company or any Parent or Subsidiary to render services and is compensated for such services.

(j)                                     “Continuous Status as an Employee Or Consultant” means that the employment or consulting relationship or directorship is not interrupted or terminated by the Employee, Consultant or Director or the Company, or any Parent or Subsidiary.  Continuous Status as an Employee, Director, or Consultant shall not be considered interrupted in the case of:  (i) any leave of absence approved by the Company, including sick leave, military leave, or any other personal leave; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute; provided, further, that on the ninety-first (91st) day of any such leave (where reemployment is not guaranteed by contract or statute) the Optionee’s Incentive Stock Option shall cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option; or (ii) transfers between locations of the Company or between the Company, its Parent, its Subsidiaries or its successor.

(k)                                  “Director” shall mean a member of the Board.

(l)                                     “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(m)                               “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company.  The payment of a director’s fee by the Company shall not be sufficient to constitute “employment” by the Company.

(n)                                 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o)                                 “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)                                     If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the National Market System or the Nasdaq SmallCap Market of the Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported, as quoted on such exchange or system for the last market trading day prior to the time of determination) as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)                                  If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable or;

(iii)                               In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

(p)                                 “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(q)                                 “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(r)                                    “Notice of Grant” means a written notice evidencing certain terms and conditions of an individual Option grant.  The Notice of Grant is part of the Option Agreement.

(s)                                  “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(t)                                    “Option” means a stock option granted pursuant to the Plan.

(u)                                 “Option Agreement” means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant.  The Option Agreement is subject to the terms and conditions of the Plan.

(v)                                 “Optioned Stock” means the Common Stock subject to an Option.

(w)                               “Optionee” means an Employee, Director, or Consultant who receives an Option.

(x)                                   “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

(y)                                 “Plan” means this 1994 Stock Option Plan, as amended.

(z)                                   “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(aa)                            “Sale of the Company’s Assets’’ means the lease, sale or other disposition of all, but not less than all, of the assets of the Company unless the Board declares that a transaction involving the sale or other transfer of the securities of a Subsidiary or the lease, sale or disposition of assets of the Company or a Subsidiary constitutes a sale of substantially all of the Company’s assets, which determination may be made by the Board in its sole and absolute discretion and need not be determined for the purposes of all Options or Optionees but may be determined on a case by case basis for each individual Option or Optionee.  Further, whether a transaction is a sale of substantially all of the assets of the Company need not be determined with reference to the Delaware General Corporation Law or cases decided thereunder.  By way of example but not of limitation as to what constitutes a Sale of the Company’s Assets, the sale by the Company of all of the securities of Peregrine-Remedy Inc. or the lease, sale or disposition of the assets of Peregrine-Remedy Inc. (including the sale or disposition of assets related to the business of Peregrine-Remedy Inc. Corporation but held by the Company or another of the Company’s subsidiaries) will not be a Sale of the Company’s Assets unless it is so deemed by the Board.

(bb)                          “Service Provider” means an Employee, Officer, Consultant or Director.”

(cc)                            “Share” means a share of the Common Stock, as adjusted in accordance with Section 11 below.

(dd)                          “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.                                       Stock Subject to the Plan.  Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 24,592,000, plus an annual increase, effective January 1 of each calendar year beginning January 1, 1999 and ending January 1, 2003, equal to such number of additional Shares of Common Stock as may then be required to fix the number of Shares of Common Stock then available for new Option grants at an amount not less than the lesser of (i) four percent (4%) of the Company’s then issued and outstanding Common Stock or (ii) 16,000,000 Shares.  The Shares may be authorized, but unissued, or reacquired Common Stock.

If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

4.                                       Administration of the Plan.

(a)                                  Procedure.

(i)                                     Multiple Administrative Bodies.  The Plan may be administered by different Committees with respect to different Optionees.

(ii)                                  Section 162(m).  To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation’’ within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)                               Rule 16b-3.  To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3. (iv) Other Administration.  Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

(b)                                 Powers of the Administrator.  Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, including the approval, if required, of any stock exchange upon which the Common Stock is listed, the Administrator shall have the authority, in its discretion:

(i)                                     to determine the Fair Market Value of the Common Stock, in accordance with Section 2(m) of the Plan;

(ii)                                  to select the Consultants, Directors, and Employees to whom Options may from time to time be granted hereunder;

(iii)                               to determine whether and to what extent Options are granted hereunder;

(iv)                              to modify or amend each Option, including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

(v)                                 to approve forms of agreement for use under the Plan;

(vi)                              to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder.  Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option of the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vii)                           to determine whether and under what circumstances an Option may be settled in cash under Section 9 instead of Common Stock;

(viii)                        Market Value if the Fair Market Value of the Common Stock covered by such Option has declined since the date the Option was granted; to reduce the exercise price of any Option to the then current Fair

(ix)                                to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the amount required to be withheld.  The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined.  All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(x)                                   to construe and interpret the terms of the Plan and awards granted pursuant to the Plan; and

(xi)                                to prescribe, amend, and rescind rules and regulations relating to the Plan, including rules and regulations relating to subplans established for the purpose of qualifying for preferred tax treatment under foreign tax laws.

(c)                                  Effect Of Administrator’s Decision.  All decisions, determinations, and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options.

5.                                       Eligibility.

(a)                                  Nonstatutory Stock Options may be granted to Employees, Directors, and Consultants.  Incentive Stock Options may be granted only to Employees.  An Employee, Director, or Consultant who has been granted an Option may, if otherwise eligible, be granted additional Options.

(b)                                 Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.  However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of the Shares underlying Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) in excess of $100,000, such excess shall be treated as Nonstatutory Stock Options.

(c)                                  For purposes of Section 5(b), Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(d)                                 The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company or service as a Director, nor shall it interfere in any way with his or her right or the Company’s right to terminate his or her employment, service as a Director or consulting relationship at any time, with or without cause.

(e)                                  Limitations.

(i)                                     No Employee shall be granted, in any fiscal year of the Company, Options to purchase more than 900,000 Shares.

(ii)                                  The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 11 (a).

(iii)                               If an Option is canceled (other than in connection with a transaction described in Section 1l), the canceled Option will be counted against the limit set forth in Section 5(e)(i).  For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

6.                                       Term of Plan.  The Plan became effective upon its adoption by the Board of Directors.  It shall continue in effect for a term of ten (10) years from such date, unless sooner terminated under Section 13 of the Plan.

7.                                       Term of Option.  The term of each Option shall be the term stated in the Option Agreement; provided, however, that in the case of an Incentive Stock Option the term shall be no more than ten (10) years from the date of grant thereof.  However, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

8.                                       Option Exercise Price and Consideration.

(a)                                  The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board, but shall be subject to the following:

(i)                                     In the case of an Incentive Stock Option

(A)                              granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(B)                                granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii)                                  In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator.  However, in the case of a Nonstatutory Stock Option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(iii)                               Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a merger or other corporate transaction.

(b)                                 The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant) and may consist entirely of (1) cash, (2) check, (3) promissory note, (4) other Shares which (x) in the case of Shares acquired upon exercise of an Option have been owned by the Optionee for more than six months on the date of surrender and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (5) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan; (6) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws, or (7) any combination of the foregoing methods of payment.  In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

9.                                       Exercise of Option.

(a)                                  Procedure For Exercise; Rights as a Shareholder.  Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.  All Options granted hereunder shall be exercisable at the rate of at least 20% per year over five years from the date the Option is granted.  An Option may not be exercised for a fraction of a Share.

An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company.  Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under the Plan.  Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option.  The Company shall issue (or cause to be issued) such Shares promptly upon exercise of the Option.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 11 of the Plan.

Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b)                                 Termination of Continuous Status as an Employee, Director, or Consultant.  In the event that an Optionee’s Continuous Status as an Employee, Director, or Consultant terminates (but not in the event of a change of status from Employee to

Consultant (in which case an Employee’s Incentive Stock Option shall automatically convert to a Nonstatutory Stock Option on the ninety-first (91st) day following such change of status) or from Consultant to Employee) other than upon the Optionee’s death or disability, the Optionee may exercise his or her Option, within 90 days of the date of termination, and only to the extent that the Optionee was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant); provided, however, that (i) the Administrator may in its discretion extend the period of exercisability of the Option beyond a termination of an Optionee’s Continuous Status as an Employee, Director, or Consultant until a date not later than the expiration of the term of such Option as set forth in the Notice of Grant and (ii) the Administrator may in its discretion extend the termination date for the purpose of vesting accrual to a date beyond the actual termination date of employment (the “deemed termination date”) (but in no event may the deemed termination date be later than the expiration of the term of such Option as set forth in the Notice of Grant).  In the event the Administrator shall exercise such discretion to extend the term of an Option, such Option shall be exercisable during such extended term to the extent it was exercisable at the date of such termination or the deemed termination date, as applicable.  Similarly, in the event the Administrator shall exercise such discretion to extend the termination date of an Optionee, such Option shall be exercisable during such term (or such extended term if applicable) to the extent it would be exercisable at the deemed termination date.  If at the date of termination the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan.  If after termination the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(c)                                  Disability of Optionee.  In the event of termination of an Optionee’s Continuous Status as an Employee, Director, or Consultant as a result of his or her Disability, Optionee may, but only within six (6) months from the date of such termination (and in no event later than the expiration date of the term of such Option as set forth in the Option Agreement), exercise the Option to the extent otherwise entitled to exercise it at the date of such termination.  To the extent that Optionee is not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(d)                                 Death of Optionee.  In the event of the death of an Optionee, the Option shall vest and become exercisable as to all of the Shares subject thereto and may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance.   In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination.  The Option may be exercised by the executor or administrator of the Optionee’s estate or, if none, by the person(s) entitled to exercise the Option under the Optionee’s will or the laws of descent or distribution.  If the Option is not so exercised with the specified time, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(e)                                  Buyout Provisions.  The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

10.                                 Non-Transferability of Options.  Unless determined otherwise, by the Administrator, Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.  If the Administrator makes an Option transferable, such Option ;hall contain such additional terms and conditions as the Administrator deems appropriate.

11.                                 Adjustments Upon Changes in Capitalization or Merger.

(a)                                  Changes in Capitalization.  Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

(b)                                 Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Board shall notify the Optionee at least fifteen (15) days prior to such proposed action.   To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed action.

(c)                                  Merger or Asset Sale.  In the event of a merger of the Company with or into another corporation, or upon the Sale of the Company’s Assets, each outstanding Option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.  In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable.  If an Option is not assumed or substituted (and already was exercisable or becomes fully vested and exercisable in lieu of assumption or substitution), the Administrator shall notify the Optionee in writing or electronically that the Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period.  For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or Sale of the Company’s Assets, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the merger or Sale of the Company’s Assets, the consideration (whether stock, cash, or other securities or property) received in the merger or Sale of the Company’s Assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or of the Sale of the Company’s Assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or Sale of the Company’s Assets.

12.                                 Time of Granting Options.  The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option, or such other date as is determined by the Board.  Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

13.                                 Amendment and Termination of the Plan.

(a)                                  Amendment and Termination.  The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent.  In addition, to the extent necessary and desirable to comply with Applicable Laws, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

(b)                                 Effect of Amendment or Termination.  Any such amendment or termination of the Plan shall not affect Options already granted, and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.  Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

14.                                 Conditions Upon Issuance of Shares.  Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

15.                                 Reservation of Shares.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

16.                                 Agreements.  Options shall be evidenced by written agreements in such form as the Board shall approve from time to time.

17.                                 Stockholder Approval.  Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted.  Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.

PEREGRINE SYSTEMS, INC.

1994 STOCK PLAN

STOCK OPTION AGREEMENT

Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

I.                                         NOTICE OF STOCK OPTION GRANT

You have been granted an option to purchase Common Stock of the company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Date of Grant:

Vesting Commencement Date:

Exercise Price per Share:

Total Number of Shares Granted:

Type of Option:

Term/Expiration Date:

Vesting Schedule:

25% of the total number of Shares subject to the Option shall vest twelve months . after the Vesting Commencement Date, and 6.25% of the total number of Shares subject to the Option shall vest each quarter thereafter, provided that Shares actually will vest on any such date only if the Optionee is a Service Provider on such date.

Notwithstanding the preceding, all of the Shares subject to the Option shall vest on the date the Optionee ceases to’ be a Service Provider if (and only ii) the cessation as a Service Provider (1) occurs within 12 months after a Change of Control, and (2) either was by action (a) of the Company for a reason other than Cause, or (b) of the Employee for Good Reason.

For purposes of the preceding paragraph, Cause means (i) any act of personal dishonesty taken in connection with the Optionee’s responsibilities as a Service Provider that is intended to result in his or her substantial personal enrichment, (ii) the Optionee’s conviction or plea of no contest to a crime that will have a detrimental effect on the Company’s reputation or business, (iii) willful misconduct by the Optionee that is injurious to the Company, or (iv) the Optionee’s continued violation of his or her obligations to the Company after the Optionee has been delivered written notice of the violation and given a reasonable opportunity to cure.  Good Reason means, without the Optionee’s written consent (i) a material reduction in the Optionee’s duties and/or status at the Company, (ii) the Optionee’s principal work location being moved more than 30 miles, (iii) the Company reducing the Optionee’s base salary below his or her salary immediately before the Change of Control, or (iv) the Company reducing the Optionee’s bonus opportunity below his or her bonus opportunity immediately before the Change of Control.

Termination Period:

This Option may be exercised for 90 days after termination of Optionee’s Continuous Status as an Employee or Consultant, or such longer period as may be applicable upon death or disability of Optionee as provided in the Plan, but in no event later than the Term/Expiration Date as provided above.

II.                                     AGREEMENT

1.                                       Grant of Option.  Peregrine Systems, Inc., a Delaware corporation (the “company”), hereby grants to the individual named in the Notice of Stock Option Grant (the “Notice of Grant”), hereafter the Optionee, an option (the .”Option”) to purchase the total number of shares of Common Stock (the “Shares”) set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”) subject to the terms, definitions, and provisions of the 1994 Stock Option Plan (the “Plan”) adopted by the Company, which is incorporated herein by reference.  Unless otherwise defined herein, the terns defined in the Plan shall have the same defined meanings in this Option.

If designated in the Notice of Grant as an Incentive Stock Option (“ISO:), this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code.  However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d), it shall be treated as a Nonstatutory Stock Option (“NSO”).

2.                                       Exercise of Option.

(a)                                  Right to Exercise.  This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and with the provisions of Section 9 of the Plan.  This Option may not be exercised for a fraction of a share.

(b)                                 Method of Exercise.  This Option shall be exercisable by notice (in a form and manner satisfactory to the Company) which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder’s investment intent with respect to such shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan.  This Option shall be deemed to be exercised upon receipt by the Company of such notice accompanied by the Exercise Price.

No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with Applicable Laws.  Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

3.                                       Method Of Payment.  Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(i)                                     cash; or

(ii)                                  check; or

(iii)                               surrender of other shares of Common Stock of the Company which (A) in the case of Shares acquired pursuant to the exercise of a Company option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the Exercise Price of the Shares as to which the Option is being exercised; or

(iv)                              consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan.

4.                                       Restrictions on Exercise.  This Option may not be exercised until such time as the Plan has been approved by the shareholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of Applicable Laws.  As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

5.                                       Non-Transferabilitv of Option.  This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by him.  The terms of this Option shall be binding upon the executors, administrators, heirs, successors, and assigns of the Optionee.

6.                                       Term of Option.  This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

7.                                       Tax Consequences.  Set forth below is a brief summary as of the date of this Option of some of the federal and local tax consequences of exercise of this Option and disposition of the Shares.  THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS GRE SUBJECT TO CHANGE.  OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

(i)                                     Exercise of ISO.  If this Option qualifies as an ISO, there will be no regular federal income tax liability or local income tax liability upon the exercise of the Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject the Optionee to the alternative minimum tax in the year of exercise.

(ii)                                  Exercise of Nonstatutory Stock Option.  There may be a regular federal income tax liability and local income tax liability upon the exercise of a Nonstatutory Stock Option.  The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price.  If Optionee is an Employee, the Company will be required to withhold from Optionee’s compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

(iii)                               Disposition of Shares.  In the case of an NSO, if Shares are held for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal and local income tax purposes, In the case of an ISO, if Shares transferred pursuant to the Option are held for at least one year after exercise and are disposed of at least two years after the Date of Grant, any gain realized on disposition of the Shares will also be treated as long-term capital gain for federal and local income tax purposes.  If Shares purchased under an ISO are disposed of within such one-year period or within two years after the Date of Grant, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the difference between the Exercise Price and the lesser of (1) the Fair Market Value of the Shares on the date of exercise, or (2) the sale price of the Shares.

(iv)                              Notice of Disqualifying Disposition of ISO Shares.  If the Option granted to Optionee herein is an ISO, and if Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (1) the date two years after the Date of Grant, or (2) the date one year after the date of exercise, the Optionee shall immediately notify the Company in writing of such disposition.  Optionee agrees that Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee.

OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE OPTION HEREOF IS EARNED ONLY BY CONTINUING CONSULTANCY OR EMPLOYMENT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER).  OPTIONEE NOTICE, OR THE STOCK OPTION AGREEMENT, NOR IN THE COMPANY’S FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS STOCK OPTION PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT OR CONSULTANCY BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S EMPLOYMENT OR CONSULTANCY AT ANY TIME, WITH OR WITHOUT CAUSE.

Optionee acknowledges receipt of a copy of the Stock Option Agreement and Plan and represents that he or she is familiar with the terns and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof.  Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and filly understands all provisions of the Option.  Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this

Option.  Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE	PEREGRINE SYSTEMS, INC.
a Delaware corporation

Print Name of Optionee

Signature of Optionee	Gary G. Greenfield
Chief Executive Officer

Residential Address